EXHIBIT 99.1



CabelTEL International Corporation

                       CABELTEL INTERNATIONAL CORPORATION
                 ANNOUNCES RESULTS FOR THE FIRST QUARTER OF 2005


FOR IMMEDIATE RELEASE
                                                         Contact: Gene Bertcher
                                                                  Oscar Smith
                                                         Phone:   (972) 407-8400

Dallas, Texas, (Business Wire) May 23, 2005...CabelTel International Corporation (AMEX: GBR) announced today its operating results for the first quarter of 2005.

Operating revenues for the quarter ending March 31, 2005 were $3,969,000 compared to $2,178,000 for the same quarter in 2004. The Company's net loss applicable to common shareholders for the same period was $504,000 compared to a loss of $577,000 for the same period in 2004. The loss per share for the period was $0.52 compared to a loss per share of $0.59 for the same quarter in 2004.

On October 12, 2004 the Company acquired two privately-held U.S. Corporations in exchange for 31,500 shares of newly-designated Series J 2% Preferred Stock. The two U.S. corporations collectively own 100% of Tacaruna BV, a Netherlands company, which in turn directly and indirectly owns a combined 74.8% of CableTEL AD ("CableTEL"). CableTEL is a cable television operator in the Country of Bulgaria. At present CableTEL believes it is the largest cable television operator in Bulgaria and estimates that its cable subscribers represent approximately 11.5% of the market in Bulgaria. CableTEL also operates fixed voice telephony services and provides internet access data services, primarily in Bulgaria.

While CabelTel International Corporation was the acquiring company, due to the relative values of the entities for reporting purposes the transaction was accounted for as a reverse acquisition. This means that CabelTel International Corporation is being accounted for as if it had been acquired by CableTEL AD. For that reason, in this quarter's Form 10-Q presentation, the Company's Income Statements for 2004 only represents the operations of CableTEL AD. The Income Statement for the first quarter of 2005 reflects the operations of CableTEL AD combined with CabelTel International Corporation.

The Series J 2% Preferred Stock is not convertible to common stock. However, in accordance with certain terms of the acquisition agreement CabelTel International Corporation is required to seek shareholder approval of an

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exchange  of the  Series  J 2%  Preferred  Stock  for  8,788,000  shares  of the
Company's common stock. On a pro forma basis, including the 8,788,000 shares potentially to be issued, the net loss per common share for the quarter ending March 31, 2005 was $0.05 compared to a loss of $0.06 for the same quarter in 2004.

      "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Any of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances, operations, and prospects. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally and may also materially differ from CabelTEL International Corporation's actual future experience involving any one or more of such matters and subject areas relating to interest rate fluctuations, foreign currency fluctuations, ability to obtain adequate debit and equity financing, demand, pricing, competition, construction, licensing, permitting, construction delays on new developments, contractual and licensing matters and other delays on the disposition, transition, or restructuring of currently or previously owned, leased or managed investments in the Company's portfolio, and the ability of the Company to continue managing its costs and cash flow. CabelTel International Corporation has attempted to identify, in context, certain of the factors that the Company currently believes may cause actual future experience and results to differ from the Company's current expectations regarding the relevant matter or subject area. These and other risks and uncertainties are detailed in the Company's reports filed with the Securities and Exchange Commission (SEC), including CabelTel International Corporation's Annual Reports on form 10-K and Quarterly Reports on Form 10-Q.











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

                       CabelTel International Corporation
                           Consolidated Balance Sheets
                             (Amounts in thousands)

                                                              March 31,      December 31,
Assets                                                           2005            2004
                                                             (Unaudited)
                                                             ------------    ------------
Current Assets
         Cash and cash equivalents                           $        671    $      1,352
         Accounts receivable-trade                                  1,297           1,016
         Inventory                                                    179           1,166
         Notes receivable                                             756             856
         Assets held for sale                                       3,023           3,939
         Other current assets, net                                  4,103             710
                                                             ------------    ------------

                  Total Current Assets                             10,029           9,039


Property and equipment, at cost
         Land and improvements                                      2,114           2,114
         Buildings and improvements                                 8,593           9,982
         Equipment and furnishings                                 13,233          12,246
         Assets under construction                                 10,523          11,571
          Proven oil and gas properties (full cost method)
                                                                    1,281           1,357
                                                             ------------    ------------
                                                                   35,744          37,270

         Less accumulated depreciation, depletion and
                  amortization                                     (5,442)         (5,172)
                                                             ------------    ------------
                                                                   30,302          32,098

Goodwill                                                            8,260           8,339

Other Assets                                                        1,575           1,037
                                                             ------------    ------------

Total Assets                                                 $     50,166    $     50,513
                                                             ============    ============





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

                       CabelTel International Corporation
                     Consolidated Balance Sheets - Continued
                             (Amounts in thousands)

                                                          March 31,      December 31,
Liabilities and Stockholders' Equity                         2005            2004
                                                         (Unaudited)
                                                         ------------    ------------
Current Liabilities
         Current maturities of long-term debt            $     10,892    $      9,603
         Accounts payable - trade                               7,490           3,887
         Accrued expenses                                       7,685           9,498
         Other current liabilities                                318           1,792
                                                         ------------    ------------

                  Total Current Liabilities                    26,385          24,780

Long-term debt                                                 19,200          20,263

Other long term liabilities                                     1,321           1,557
                                                         ------------    ------------

                  Total Liabilities                            46,906          46,600

Minority Interest                                               2,930           2,954

Stockholders' Equity
         Preferred stock Series B                                   1               1
         Preferred stock Series J                               3,150           3,150
         Common stock $.01 par value; authorized,
                  4,000,000 shares; shares issued and
                  outstanding, 977,000                             10              10
         Additional paid-in capital                                 4               4
         Accumulated other comprehensive income (loss)            889           1,014
         Retained earnings                                     (3,724)         (3,220)

                                                                  330             959
                                                         ------------    ------------

Total Liabilities & Stockholders' Equity                 $     50,166    $     50,513
                                                         ============    ============


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                       CabelTel International Corporation
                      Consolidated Statements of Operations
                  (Amounts in thousands, except per share data)

                                                          For The Three Month
                                                         Period Ended March 31,
                                                            2005         2004
                                                         ---------    ---------
                                                                     (Unaudited)
Revenue
         Cable operations                                $   2,405    $   2,178
         Real estate operations                              1,150         --
         Oil and gas operations                                414         --
                                                         ---------    ---------
                                                             3,969        2,178
                                                         ---------    ---------
Operating expenses

         Cable operation                                     1,872        1,249
         Real estate operations                                615         --
         Oil and gas operations                                267         --
         Lease expense                                         575          195
         Depreciation, depletion and amortization              558          604
         Corporate, general and administrative               1,633          649
                                                         ---------    ---------
                                                             5,520        2,697
                                                         ---------    ---------

                  Operating earnings (loss)                 (1,551)        (519)

Other income (expense)
         Interest income                                        40            3
         Interest expense                                     (827)         (49)
         Loss on foreign exchange transactions, net           (281)         (54)
         Net gain on sale cable duct                         1,843         --
         Net (loss) on sale of assets                         (118)        (223)
         Other                                                 389          312
                                                         ---------    ---------
                                                             1,046          (11)
                                                         ---------    ---------

Earnings from continuing operations before
         Income taxes and minority interest                   (505)        (530)

Income tax (income) expense                                     14          (18)

Minority interest (income) expense                             (15)          65
                                                         ---------    ---------

                                                         ---------    ---------
         Net earnings (loss) from continuing operations       (504)        (577)
                                                         ---------    ---------

Earnings per share - basic and diluted
         Net earnings (loss) per share                   $   (0.52)   $   (0.59)




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In accordance  with the provisions of the  acquisition  agreement the Company is required to seek shareholder approval permitting the Series J shareholders to exchange into 8,788,000 shares of the Company's common stock. The following pro forma earnings per share assume such exchange has occurred.

Pro forma earnings per share -  basic and diluted
         Net income (loss)                             $   (0.05)    $    (0.06)

Diluted weighted average common shares                     9,766          9,766